Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
October 23, 2006		Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.52 per share for the quarter ended September 30, 2006, compared to $0.58 per share (diluted) for the quarter ended September 30, 2005. For the nine-month period ended September 30, 2006, net income per common share (diluted) was $2.28, compared to $1.61 for the same period in 2005.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2006 was $0.79 per share, compared to $0.78 per share for the third quarter of 2005. Operating results for the third quarter of 2006 included lease termination fees of $0.5 million, or approximately $0.005 per share diluted FFO. FFO per share for the nine-month period ended September 30, 2006 was $2.36 per share compared to $2.42 for the same period in 2005. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“Although macro signs point to a slowing economy, office and industrial real estate is well positioned to continue a measured but real upward trend,” said Bill Hankowsky, chairman and chief executive officer. “Liberty’s rental rates increased for the second quarter in a row, and same store performance is positive for the third straight quarter. We continue to see increasing development opportunities, and the yields being achieved are impressive. We believe that, barring some dramatic change, these conditions will continue well into the future.”
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LRY Third Quarter 2006 Results

Real Estate Investments
Development: During the third quarter, Liberty brought into service six development properties totaling 312,000 square feet. At quarter-end the properties were 92.2% leased at a yield of 9.3% on the company’s investment of $35.1 million.
During the third quarter, Liberty began development of 10 properties totaling 1.2 million square feet, with an expected total investment of $116.4 million. The properties consist of:
•	In Sturtevant, Wisconsin; a 552,000 square foot distribution center for JohnsonDiversey, Inc.;

•	In Orlando, Florida, a 30,000 square foot build-to-suit office property for Attorney’s Title Insurance Fund;

•	At Kings Hill, West Malling, United Kingdom, a 42,000 square foot flex property, 100% leased to Cabot Financial;

•	In Elkridge, Maryland, a 50% pre-leased, 100,000 square foot flex building;

•	In Columbia, Maryland, a 65,000 square foot office building;

•	In the Lehigh Valley, Pennsylvania, two flex buildings totaling 68,000 square feet;

•	In Greenville, South Carolina, an 83,000 square foot office building;

•	In Mt. Laurel, New Jersey, a 104,000 square foot office project;

•	In High Point, North Carolina, a 120,000 square foot distribution building.
As of September 30, Liberty had seven million square feet of wholly-owned and joint venture properties under development. This activity represents a total investment of $999.2 million, with an expected yield of 8.9%. The properties were 45.1% leased at quarter-end.
Acquisitions: During the third quarter, Liberty acquired nine properties for $127.6 million. The properties include four flex properties in Orlando, Florida totaling 325,000 square feet; an office building in Tampa, Florida totaling 99,000 square feet; an office building in Sunrise, Florida totaling 140,000 square feet; and two industrial distribution properties in Houston, Texas, totaling 290,000 square feet. In addition, a joint venture in which Liberty holds a 25% equity interest acquired a 409,000 square foot distribution facility in Joliet, Illinois, for $13.8 million.
Portfolio Performance
Leasing: At September 30, 2006, Liberty’s in-service portfolio of 64.8 million square feet was 93.1% occupied, compared to 92.8% at June 30, 2006 and 91.9% at September 30, 2005.
Same Store Performance: Property level operating income for same store properties increased by 5.3% on a cash basis and 4.5% on a straight line basis for the third quarter of 2006 compared to the same quarter in 2005. Same store results for the quarter were positively impacted by $2.0 million due to a tenant bankruptcy settlement. For the nine-month period ended September 30, 2006, property level operating income increased 2.4% on a cash basis and 1.8% on a straight line basis compared to the same period in 2005.
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LRY Third Quarter 2006 Results

Dividend Increase
During the quarter Liberty raised the quarterly dividend by 0.8 percent from $0.615 per share to $0.62 per share.
Earnings Outlook
Liberty expects to report funds from operations for 2006 in the range of $3.13-$3.15 per share, and for 2007 in the range of $3.10-$3.25 per share. A reconciliation of FFO to GAAP net income for both 2006 and 2007 is below:

	2006 Range		2007 Range
	Low	High	Low	High
Projected net income per share	$2.96	$3.07	$2.16	$2.74
Depreciation and amortization of unconsolidated joint ventures	0.03	0.03	0.03	0.03
Depreciation and amortization	1.60	1.60	1.60	1.60
Gain on property dispositions	(1.45)	(1.55)	(0.65)	(1.10)
Minority interest share of addbacks	(0.01)	—	(0.04)	(0.02)

Projected funds from operations per share	$3.13	$3.15	$3.10	$3.25
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 65 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eberish@libertyproperty.com.
Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, October 24, 2006, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 5508806. The call can also be accessed via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.
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LRY Third Quarter 2006 Results

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
September 30, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Operating Revenue
Rental	$118,745	$114,400	$352,791	$347,168

Operating expense reimbursement	52,678	47,808	151,210	138,546

Total operating revenue	171,423	162,208	504,001	485,714

Operating Expenses

Rental property	35,526	34,880	105,914	101,350
Real estate taxes	18,202	16,805	53,333	48,078
General and administrative	11,996	9,302	33,511	27,301
Depreciation and amortization	37,763	35,105	110,422	102,380

Total operating expenses	103,487	96,092	303,180	279,109

Operating Income	67,936	66,116	200,821	206,605

Other Income/Expense
Interest and other	3,257	2,606	7,733	7,398
Interest	(30,840)	(31,549)	(90,894)	(91,909)

Total other income/expense	(27,583)	(28,943)	(83,161)	(84,511)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	40,353	37,173	117,660	122,094
Gain/(loss) on property dispositions, including impairment	(104)	1,318	17,257	(3,611)
Income taxes	625	(796)	15	(2,241)
Minority interest	(5,087)	(4,699)	(15,413)	(13,805)
Equity in earnings of unconsolidated joint ventures	334	231	1,250	2,433

Income from continuing operations	36,121	33,227	120,769	104,870

Discontinued operations net of minority interest (including net gain on property dispositions of $11,386 and $18,232 for the quarters ended September 30, 2006 and 2005 and $87,588 and $32,652 for the nine month periods ended September 30, 2006 and 2005)	10,764	18,648	84,993	37,163

Net Income	$46,885	$51,875	$205,762	$142,033

Basic income per common share
Continuing operations	$0.40	$0.38	$1.36	$1.21

Discontinued operations	$0.12	$0.21	$0.95	$0.43

Total basic income per common share	$0.52	$0.59	$2.31	$1.64

			2.31	1.64

Diluted income per common share
Continuing operations	$0.40	$0.37	$1.34	$1.19

Discontinued operations	$0.12	$0.21	$0.94	$0.42

Total diluted income per common share	$0.52	$0.58	$2.28	$1.61

Weighted average shares
Basic	89,675	87,443	88,923	86,670

Diluted	90,808	88,922	90,184	88,128

Liberty Property Trust
Statement of Funds From Operations
September 30, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year to Date
	September 30, 2006		September 30, 2005		September 30, 2006		September 30, 2005
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$46,885	$0.52	$51,875	$0.59	$205,762	$2.31	$142,033	$1.64

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	792		291		2,108		943
Depreciation and amortization	37,404		36,997		111,804		108,780
Gain on property dispositions	(12,192)		(19,550)		(106,487)		(35,157)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,160)		(683)		(479)		(2,894)

Funds from operations available to common shareholders — basic	$71,729	$0.80	$68,930	$0.79	$212,708	$2.39	$213,705	$2.47

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$46,885	$0.52	$51,875	$0.58	$205,762	$2.28	$142,033	$1.61

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	792		291		2,108		943
Depreciation and amortization	37,404		36,997		111,804		108,780
Gain on property dispositions	(12,192)		(19,550)		(106,487)		(35,157)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	2,189		2,093		8,981		5,745

Funds from operations available to common shareholders — diluted	$75,078	$0.79	$71,706	$0.78	$222,168	$2.36	$222,344	$2.42

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	89,675		87,443		88,923		86,670
Dilutive shares for long term compensation plans	1,133		1,479		1,261		1,458

Diluted shares for net income calculations	90,808		88,922		90,184		88,128
Weighted average common units	4,202		3,518		3,794		3,567

Diluted shares for funds from operations calculations	95,010		92,440		93,978		91,695

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
September 30, 2006
(In thousands, except share amounts)

	September 30,	December 31, 2005
	2006
	(Unaudited)
Assets
Real estate:
Land and land improvements	$661,109	$625,693
Building and improvements	3,770,921	3,711,575
Less: accumulated depreciation	(794,612)	(741,912)

Operating real estate	3,637,418	3,595,356

Development in progress	472,836	324,924
Land held for development	169,734	158,653

Net real estate	4,279,988	4,078,933

Cash and cash equivalents	26,573	61,629
Restricted cash	13,891	29,085
Accounts receivable	24,067	14,761
Deferred rent receivable	71,656	72,818
Deferred financing and leasing costs, net of accumulated amortization (2006, $96,797; 2005, $108,103)	124,509	123,696
Investment in unconsolidated joint ventures	48,602	33,522
Assets held for sale	6,375	29,105
Prepaid expenses and other assets	83,164	56,773

Total assets	$4,678,825	$4,500,322

Liabilities
Mortgage loans	$201,731	$238,728
Unsecured notes	1,755,000	1,755,000
Credit facility	328,480	255,450
Accounts payable	41,486	32,919
Accrued interest	26,804	34,892
Dividend payable	58,472	56,490
Other liabilities	159,485	164,528

Total liabilities	2,571,458	2,538,007

Minority interest	270,719	253,133

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 90,170,972 (includes 59,100 in treasury) and 88,415,764 (includes 59,100 in treasury) shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	90	88
Additional paid-in capital	1,879,429	1,799,068
Accumulated other comprehensive income	16,793	9,906
Distributions in excess of net income	(58,337)	(98,553)
Common shares in treasury, at cost, 59,100 shares as of September 30, 2006 and December 31, 2005, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,836,648	1,709,182

Total liabilities & shareholders’ equity	$4,678,825	$4,500,322